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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               TRENWICK GROUP LTD.

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             (Exact Name of Registrant as Specified in its Charter)


            Bermuda                                    Not applicable
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         Continental Building
         25 Church Street
         Hamilton HM 12 Bermuda                        Not applicable
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(Address of Principal Executive Offices)                 (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-44290
         (If applicable)

         Securities to be registered pursuant to Section 12(b) of the Act:

                 Title of Each Class              Name of Each Exchange on Which
                 to be so Registered              Each Class is to be Registered
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
     Common Shares, Par Value $0.10 Per Share        New York Stock Exchange
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

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)



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                                (Title of class)

ITEM 1.       Description of Registrant's Securities to be Registered
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         Common Shares

         This registration statement relates to the common shares, $.10 par value per share (the "Common Shares") of Trenwick Group Ltd., a company organized under the laws of Bermuda (the "Company"). The information required in response to this Item with respect to the Common Shares is set forth under the caption "Description of Trenwick Group Ltd. Share Capital" in the form of prospectus that is included in the Company's Registration Statement on Form S-4, File No. 333-44290 (the "S-4 Registration Statement"), as filed with the Securities and Exchange Commission on August 24, 2000, and included in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such information is hereby incorporated herein by reference in its entirety.

ITEM 2.       Exhibits

              The following exhibits are incorporated by reference from the S-4 Registration Statement.

Exhibit No.     Description
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
3.1             Memorandum of Association of the Registrant (incorporated by reference from Exhibit 3.1 to the S-4 Registration Statement).

3.2 Bye-laws of the Registrant (incorporated by reference from Exhibit 3.3 to the S-4 Registration Statement).

3.2(a)          Certificate of Incorporation of Gowin Holdings International
                Limited, dated December 14, 1999.

3.2(b)          Certificate of Incorporation on Change of Name from Gowin
                Holdings International Limited to Trenwick Group Ltd., dated as of March 27, 2000.

4.1             Specimen Stock Certificate (incorporated by reference from
                Exhibit 4.2 to the S-4 Registration Statement).


SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        TRENWICK GROUP LTD.

Date:  August 29, 2000                  By:    /s/ John V. Del Col
                                               ---------------------------------
                                        Name:      John V. Del Col
                                        Title:     Secretary




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